                                                                   Exhibit 99(i)

                                                                         ENTERED
                                                                     JAN 26 1999
                                                                  CLERK'S OFFICE
                                                           U.S. BANKRUPTCY COURT
                                                            DISTRICT OF MARYLAND
                                                                       GREENBELT
                                                            [STAMP OF THE COURT]



                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Greenbelt Division)

CRIIMI MAE INC., et al.,                        *        98-2-3115-DK
                                                         (Chapter 11)
                  Debtors.                      *        (Jointly Administered)

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

CRIIMI MAE INC.,                                *

                  Plaintiff,                    *

v.                                              *

MORGAN STANLEY & CO.                            *
INTERNATIONAL LIMITED,                                   Adversary Proceeding
                                                *        No. 98-1565-DK
                  Defendant.
                                                *

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *


                              STIPULATION AND ORDER
                    REGARDING PROCEEDS RECEIVED BY THE DEBTOR
                         FROM THE SALE OF THE BBB BONDS


                  It is hereby stipulated and agreed by and between CRIIMI MAE Inc. (the "Debtor" or "CMI"), the Official Committee of Unsecured Creditors of


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CMI (the "Unsecured Committee") and the Official Committee of Equity Security
Holders of CMI (the "Equity Committee") as follows:

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                  1. The Debtor agrees that all proceeds received by it from
Morgan Stanley & Co. International Limited ("MSIL") from MSIL's sale of the BBB Bonds (as that term is defined in the Stipulation and Consent Order Regarding Adversary Proceeding entered in the above-captioned adversary proceeding contemporaneously herewith, hereinafter referred to as the "MSIL Stipulation and Consent Order") shall be deposited by the Debtor in a segregated, interest-bearing account or other investment of funds acceptable to the Debtor, the Unsecured Committee and the Equity Committee. Such proceeds, together with all earnings thereon, are hereinafter referred to as the "MSIL Net Proceeds."

                  2. The MSIL Net Proceeds can be used by the Debtor for purposes of funding its Chapter 11 plan of reorganization.

                  3. Subject to the provisions of paragraph 4 hereof, the Debtor agrees to give the Unsecured Committee and the Equity Committee not less than 30 days prior written notice through their respective counsel before the Debtor uses any of the MSIL Net Proceeds in any manner except for Chapter 11 plan purposes as provided in paragraph 2 above.

                  4. Except for plan purposes as provided in paragraph 2 above, the Debtor agrees not to use any of the MSIL Net Proceeds without the consent of the Unsecured Committee and the Equity Committee for the following purposes: (i) originating commercial mortgage loans, (ii)

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purchasing mortgage loans or mortgage-backed securities, or (iii) payment of dividends.

/s/ Richard L. Wasserman                           /s/ Daniel M. Lewis
----------------------------                       ------------------------
Richard L. Wasserman, Esquire                      Daniel M. Lewis, Esquire
Federal Bar No. 02784                              Michael L. Bernstein, Esquire
Venable, Baetjer and Howard, LLP                   Arnold & Porter
1800 Mercantile Bank & Trust Bldg.                 Thurman Arnold Building
2 Hopkins Plaza                                    555 Twelfth Street, N.W.
Baltimore, Maryland 21201                          Washington, D.C. 20004-1202
410-244-7400                                       202-942-5000

Co-Counsel for CRIIMI MAE Inc.                     Counsel for the Official
                                                   Committee of Unsecured
                                                   Creditors



/s/ Michael St. Patrick Baxter
------------------------------
Michael St. Patrick Baxter, Esquire
Covington and Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20044-7566
202-662-6000

Counsel for the Official
Committee of Equity Security
Holders


                  The foregoing Stipulation is hereby SO ORDERED this 25th day of January, 1999.

                                                  /s/ Duncan W. Keir
                                                  ------------------
                                                  DUNCAN W. KEIR
                                                  United States Bankruptcy Judge


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